UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 24, 2010
(Date of earliest event reported)

NATIONAL INVESTMENT MANAGERS INC.
(Exact name of registrant as specified in its charter)

Florida	333-160488	59-2091510
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Metro Place South, Suite 275 Dublin, Ohio 43017
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (614) 923-8822

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01	Entry into a Material Definitive Agreement

Voting Agreements

On November 24, 2010 and thereafter, National Investment Managers Inc. (the "Company") entered into agreements (the "Voting Agreements") whereby certain holders of its Preferred and Common Stock have agreed to vote in favor of the sale (the "Sale”) of the Company to an entity to be formed by Stonehenge Partners, Inc. (“Stonehenge”) on the terms contemplated by a previously reported non-binding letter of intent (the “LOI”).  Further information regarding the LOI is contained in the press release filed as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on November 15, 2010.

Completion of the Sale is subject to a number of conditions, including negotiation and execution of a mutually satisfactory definitive acquisition agreement, completion of financing arrangements and due diligence by Stonehenge and requisite approvals from the Company's senior and subordinated senior lenders and shareholders.  The LOI contemplates that the Company would obtain shareholder voting agreements sufficient to achieve the required approvals of each series of the Company's Preferred Stock before a definitive acquisition agreement is executed.   The Voting Agreements described herein accomplish that objective.

Approval of the Sale would require the approval of each series of the Company's outstanding Preferred Stock.  The Voting Agreements were signed by the holders of 68% of  the outstanding shares of Series A Preferred Stock,  61% of the outstanding shares of Series B Preferred Stock, 92% of the outstanding shares of Series C Preferred Stock, 84% of the outstanding shares of Series D Preferred Stock and 73% of the outstanding shares of Series E Preferred Stock.

Approval of the Sale would also require the approval of a majority of the votes attributable to the Company's outstanding Preferred and Common Stock, voting as a single class (with each Preferred share having the number of votes corresponding to the number of shares of Common Stock into which it may be converted).  The Voting Agreements were signed by the holders of Preferred and Common Stock having  43% of the total number of votes that could be cast in a vote of the Preferred and Common Stock as a single class.  The Company will continue to seek Voting Agreements with additional shareholders with the objective of attaining commitments for the requisite majority vote.

The Voting Agreements provide that the shareholders signing them will vote all shares of the Company's Preferred and Common Stock held by them in favor of a sale of the Company (including the Sale) that provides for sale proceeds available for distribution to the Company's shareholders of not less than $8 million that will be distributed as follows:

•	First, the holders of the Series A Preferred Stock will receive its stated value of $.50 per share, or $1.21 million in the aggregate.
•
Second, the holders of the Common Stock will receive 12% of such available sale proceeds  remaining after the Series A payment, and the 88% balance will be distributed to the holders of the Series B, C, D and E Preferred Stock as follows:

▪	25.77% to the holders of the Series B Preferred Stock,
▪	28.83% to the holders of the Series C Preferred Stock,
▪	26.49% to the holders of the Series D Preferred Stock and
▪	18.91% to the holders of the Series E Preferred Stock.

The Voting Agreements also provide for the settlement of two separate lawsuits previously brought against the Company by certain holders of Series A Preferred Stock and Series C Preferred Stock, respectively, with respect to alleged registration rights related to their stock.  In settlement of their respective claims, the settling Series A holder has received a $440,000 promissory note from the Company and the settling Series C holders have been deemed to own additional Series C Preferred shares having a stated value of $500,000 solely for purposes of the distribution of available sale proceeds pursuant to the formula described above.

More complete information is set forth in the Voting Agreements, the substantial forms of which are filed as Exhibits to this Report.  The descriptions contained herein are qualified in their entirety by reference to the text of the Voting Agreements.

As a result of the termination in 2009 of the registration of the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934, the Company's solicitation of the Voting Agreements is not subject to the Federal proxy rules.  However, the Company would intend to provide shareholders with an Information Statement in connection with the solicitation of votes in favor of the Sale following the execution of a definitive acquisition agreement.

There is no assurance that the Sale will be completed on the announced terms, or otherwise.

Forbearance Extensions

On November 24, 2010, the Company entered into amendments (the "Amendments") to the Revolving Line of Credit and Term Loan Agreement (the "Senior Loan Agreement") with RBS Citizens Bank, National Association (the "Senior Lender"), and the Securities Purchase and Loan Agreement  (the "Subordinated Senior Agreement") with certain affiliates of Woodside Capital Partners (the "Subordinated Senior Lenders") to extend the periods during which the Senior Lender and the Subordinated Senior Lenders had previously agreed to forbear from accelerating or otherwise enforcing their respective rights with respect to identified events of default and anticipated events of default.  The Amendment to the Senior Loan Agreement extends the end of the forbearance period from January 2, 2011 to February 28, 2011.  The Amendment to the Subordinated Senior Agreement extends the end of the forbearance period from January 31, 2011 to March 15, 2011.

More complete information is set forth in the Amendments, the forms of which are filed as Exhibits to this Report.  The descriptions contained herein are qualified in their entirety by reference to the text of the Amendments.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.84
Twelfth Amendment to Revolving Line of Credit and Term Loan Agreement made as of November 24, 2010 by and among RBS Citizens, National Association, National Investment Managers Inc. and certain subsidiaries of National Investment Managers Inc., as guarantors.

4.85
Amendment No. 10 to Securities Purchase and Loan Agreement made as of November 24, 2010 by and among National Investment Managers Inc., certain of its subsidiaries, as guarantors, Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC, Woodside Capital Partners V, LLC, Woodside Capital Partners V QP, LLC and Woodside Agency Services, LLC.

99.1	Settlement and Voting Agreement dated November 24, 2010 between the Company and certain holders of the Company's Series A Preferred Stock.

99.2	Voting Agreement dated November 24, 2010 between the Company and certain holders of the Company's Preferred and Common Stock.

99.3	Form of Voting Agreements entered into subsequent to November 24, 2010 between the Company and certain holders of Common Stock.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
National Investment Managers Inc.

Date: December 1, 2010	By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: Chief Executive Officer